Exhibit 99.1

Match Group Reports First Quarter 2017 Results
Dallas, TX—May 2, 2017—Match Group (NASDAQ: MTCH) reported first quarter 2017 financial results today and separately released an investor presentation which will be reviewed on the earnings conference call scheduled for 8:30 a.m. Eastern Time on May 3, 2017. The investor presentation is available on the Investor Relations section of its website at http://ir.mtch.com.
“Match Group is off to a solid start in 2017,” said Greg Blatt, Chairman and CEO.  “Strong paid user growth continues, and we’re making meaningful progress on our product and marketing strategies.  We also completed our sale of The Princeton Review to better focus our attention on our core businesses and strengthen our balance sheet.  We’re on track to have a strong year.”
Q1 2017 HIGHLIGHTS

•	Revenue was $299 million, a 15% increase from the prior year quarter, led by a 30% increase in direct international revenue.

•	Operating income grew to $59 million, a 72% increase over the prior year quarter, while Adjusted EBITDA grew to $86 million, a 28% increase over the prior year quarter.

•	Operating income margin improved to 20% compared to 13% in the prior year quarter and Adjusted EBITDA margin grew to 29% compared to 26% in the prior year quarter.

•	Average PMC grew 16% to 5.9 million over the prior year quarter.

•	Match Group ended the quarter with $436 million of cash and cash equivalents.

•	The Board authorized a share repurchase program of up to 6 million shares of common stock.

•	Match Group completed the previously announced sale of The Princeton Review and has included the non-dating business in discontinued operations for all periods reported.
Key Financial and Operating Metrics
All results are for continuing operations, unless otherwise noted.

(In thousands, except EPS and ARPPU)	Q1 2017	Q1 2016	Change
Revenue	$298,764	$260,401	15%
Operating Income	$58,871	$34,186	72%
Net Earnings attributable to shareholders	$20,053	$7,152	180%
Diluted EPS from continuing operations	$0.08	$0.04	100%
Adjusted EBITDA	$86,231	$67,274	28%
Adjusted Net Income	$35,776	$30,559	17%
Adjusted EPS	$0.12	$0.11	9%
Average PMC	5,911	5,083	16%
ARPPU	$0.53	$0.54	—%
See reconciliations of GAAP to non-GAAP measures starting on page 9.

Revenue

(Dollars in thousands)	Q1 2017	Q1 2016	Change
Direct Revenue:
North America	$177,362	$164,382	8%
International	110,390	84,646	30%
Total Direct Revenue	287,752	249,028	16%
Indirect Revenue	11,012	11,373	(3)%
Total Revenue	$298,764	$260,401	15%
Average PMC

(In thousands)	Q1 2017	Q1 2016	Change
Average PMC:
North America	3,438	3,221	7%
International	2,473	1,862	33%
Total Average PMC	5,911	5,083	16%
ARPPU

(Change calculated using non-rounded numbers)	Q1 2017	Q1 2016	Change
ARPPU:
North America	$0.57	$0.56	2%
International	$0.49	$0.49	(2)%
Total ARPPU	$0.53	$0.54	—%
Operating Costs and Expenses

(Dollars in thousands)	Q1 2017	% of Revenue	Q1 2016	% of Revenue	Change
Cost of revenue	$58,848	20%	$43,768	17%	34%
Selling and marketing expense	107,123	36%	109,504	42%	(2)%
General and administrative expense	43,910	15%	39,024	15%	13%
Product development expense	22,020	7%	21,440	8%	3%
Depreciation	7,589	3%	5,751	2%	32%
Amortization of intangibles	403	—%	6,728	3%	(94)%
Total operating costs and expenses	$239,893	80%	$226,215	87%	6%
Operating costs and expenses were $240 million, or 80% of revenue, compared to $226 million, or 87% of revenue, for the prior year quarter. The decline in selling and marketing expense as a percentage of revenue was primarily due to the continued product mix shift toward brands with lower marketing spend as a percentage of revenue and a reduction in marketing spend at our affinity brands. The increase in operating costs and expenses is primarily driven by increased in-app purchase fees of $13.5 million included in “Cost of revenue,” increased employee costs across all expense categories, and increased depreciation. These increases were partially offset by lower amortization of intangibles as a significant portion of our scheduled amortization from the acquisition of PlentyOfFish concluded at the end of 2016.
Operating Income and Adjusted EBITDA

(Dollars in thousands)	Q1 2017	Q1 2016	Change
Operating income	$58,871	$34,186	72%
Operating income margin	20%	13%	6.6 pts

Adjusted EBITDA	$86,231	$67,274	28%
Adjusted EBITDA Margin	29%	26%	3.0 pts
Operating income increased 72% and Adjusted EBITDA increased 28% over the prior year quarter as a result of revenue growth, with a higher percentage of that revenue coming from brands with lower marketing spend, and a reduction in marketing spend at our affinity brands. Additionally, with the completion of our project to consolidate and streamline our technology systems and European operations as of December 31, 2016, we are no longer incurring costs on this project compared to incurred costs of $2.1 million in Q1 2016. Operating income increased more than Adjusted EBITDA primarily as a result of lower amortization of intangibles as a significant portion of our scheduled amortization from the acquisition of PlentyOfFish concluded at the end of 2016 and, to a lesser degree, a decrease in contingent consideration fair value adjustments in the current year period.
OTHER ITEMS
Income Taxes
The effective income tax rates in Q1 2017 and Q1 2016 were 28% and 39%, respectively. The Q1 2017 effective income tax rate is lower than the prior year quarter primarily due to the benefit of adopting Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting (ASU No. 2016-09) on January 1, 2017 and the lower non-taxable loss on contingent consideration fair value adjustments in the current year period. Under ASU No. 2016-09, excess tax benefits generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as a reduction to income tax expense. The effective income tax rates for Adjusted Net Income in Q1 2017 and Q1 2016 were 33% and 31%, respectively.  The Q1 2017 effective income tax rate for Adjusted Net Income is higher than the prior year quarter primarily due to foreign income taxed at higher rates in the current period.

LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2017, Match Group had 256.6 million common and class B common shares outstanding.
On May 2, 2017, the Board of Directors of the Company authorized Match Group to repurchase up to 6 million shares of its common stock. The timing and actual number of any shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The Company is not obligated to purchase any shares under the repurchase program, and repurchases may be commenced, suspended or discontinued from time to time without prior notice.
As of March 31, 2017, the Company had $436 million in cash and cash equivalents and had $1.2 billion of long-term debt. The Company has a $500 million revolving credit facility, which was undrawn as of March 31, 2017 and currently remains undrawn.
As of March 31, 2017, IAC’s ownership interest and voting interest in Match Group were 82.3% and 97.9%, respectively.
DILUTIVE SECURITIES
Match Group has various tranches of dilutive securities. The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

	As of 5/1/2017	Dilution at:
Share Price	$19.17	$20.00	$21.00	$22.00	$23.00
Absolute Shares as of 5/1/2017	258.4	258.4	258.4	258.4	258.4
Vested Options and Awards
Subsidiary Equity Plan	13.8	13.2	12.6	12.0	11.5
Match Group Options	2.0	2.2	2.3	2.5	2.6
IAC Equity	0.2	0.2	0.2	0.2	0.2
Total Dilution - Vested Options and Awards	16.0	15.6	15.1	14.6	14.2
Unvested Options and Awards
Subsidiary Equity Plan	5.1	4.8	4.6	4.4	4.2
Match Group Options	2.8	3.1	3.4	3.7	4.0
Match Group RSUs	1.2	1.2	1.2	1.2	1.2
IAC Equity	0.1	0.1	0.1	0.1	0.1
Total Dilution - Unvested Options and Awards	9.1	9.2	9.3	9.4	9.5

Total Dilution	25.1	24.8	24.4	24.0	23.7
% Dilution	8.9%	8.8%	8.6%	8.5%	8.4%
Total Diluted Shares Outstanding	283.5	283.1	282.8	282.4	282.1
The dilution calculation above assumes that the proceeds from the exercise of Match Group options and the entire estimated tax benefit received upon the exercise of options or the vesting of restricted, performance-based and market-based stock awards (the “estimated tax benefit”) are used to repurchase

Match Group shares, whether or not such repurchases actually occur. This methodology differs from the treasury stock method used for GAAP because it: (i) excludes from the assumed proceeds the impact of future non-cash compensation of all unvested stock-based awards; (ii) includes in assumed proceeds the entire estimated tax benefit; and (iii) includes the shares related to performance-based awards that are considered probable of vesting, if dilutive. This reflects the way the Company’s management generally thinks about dilution and we believe it is the best reflection of the true economic costs of our equity compensation programs.
The Subsidiary Equity Plan line item includes stock options and warrants denominated in the equity of Tinder. These awards will ultimately be settled by issuing shares of our common stock equal in value at the time of exercise to the intrinsic value on the awards, net of withholding taxes which will be paid in cash by Match Group at the time of settlement. The IAC equity awards represent options and market-based restricted stock units denominated in the shares of IAC which have been issued to employees of Match Group. When exercised or vested, IAC will settle the awards with shares of IAC and Match Group will issue additional shares to IAC as consideration. The number of common shares reflected in the dilution table above reflects the current market price of IAC and our estimate of the fair value of Tinder, each at various market prices of our common stock. The number of shares of our common stock ultimately required to settle these awards will fluctuate from the number of shares reflected in the table above based upon changes in our stock price, changes in IAC’s stock price, and any differences between the estimate of fair value of Tinder used to compute dilution in the table above and the ultimate fair value determined in connection with any future liquidity events related to the associated equity awards.
CONFERENCE CALL
Match Group will audiocast a conference call to answer questions regarding its first quarter financial results on Wednesday, May 3, 2017 at 8:30 a.m. Eastern Time. This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Match Group’s business. The live audiocast will be open to the public at, and the investor presentation reviewing the results has been posted on, http://ir.mtch.com.

GAAP FINANCIAL STATEMENTS
MATCH GROUP CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31,
	2017	2016
	(In thousands, except per share data)
Revenue	$298,764	$260,401
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	58,848	43,768
Selling and marketing expense	107,123	109,504
General and administrative expense	43,910	39,024
Product development expense	22,020	21,440
Depreciation	7,589	5,751
Amortization of intangibles	403	6,728
Total operating costs and expenses	239,893	226,215
Operating income	58,871	34,186
Interest expense	(18,950)	(20,404)
Other (expense) income, net	(5,978)	3,584
Earnings from continuing operations, before tax	33,943	17,366
Income tax provision	(9,388)	(6,758)
Net earnings from continuing operations	24,555	10,608
Loss from discontinued operations, net of tax	(4,491)	(3,389)
Net earnings	20,064	7,219
Net earnings attributable to redeemable noncontrolling interests	(11)	(67)
Net earnings attributable to Match Group, Inc. shareholders	$20,053	$7,152

Net earnings per share from continuing operations:
Basic	$0.10	$0.04
Diluted	$0.08	$0.04
Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.08	$0.03
Diluted	$0.07	$0.03

Basic shares outstanding	256,044	248,444
Diluted shares outstanding	291,902	268,099

Stock-based compensation expense by function:
Cost of revenue	$389	$402
Selling and marketing expense	1,081	930
General and administrative expense	12,816	10,162
Product development expense	3,738	5,954
Total stock-based compensation expense	$18,024	$17,448

MATCH GROUP CONSOLIDATED BALANCE SHEET

	March 31, 2017	December 31, 2016
	(In thousands)
ASSETS
Cash and cash equivalents	$436,187	$253,651
Accounts receivable, net	72,668	63,853
Assets of a business held for sale	—	133,272
Other current assets	47,223	39,618
Total current assets	556,078	490,394
Property and equipment, net	61,729	62,954
Goodwill	1,220,188	1,206,447
Intangible assets, net	221,109	217,682
Long-term investments	53,061	55,355
Other non-current assets	17,860	15,846
TOTAL ASSETS	$2,130,025	$2,048,678

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$28,971	$7,357
Deferred revenue	172,947	161,124
Liabilities of a business held for sale	—	37,058
Accrued expenses and other current liabilities	122,924	108,720
Total current liabilities	324,842	314,259
Long-term debt	1,177,241	1,176,493
Income taxes payable	8,630	9,126
Deferred income taxes	26,880	25,339
Other long-term liabilities	28,656	20,877

Redeemable noncontrolling interest	5,950	6,062

Commitment and contingencies

SHAREHOLDERS’ EQUITY
Total Match Group, Inc. shareholders' equity	557,826	496,522
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,130,025	$2,048,678

MATCH GROUP CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Cash flows from operating activities attributable to continuing operations:
Net earnings from continuing operations	$24,555	$10,608
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Stock-based compensation expense	18,024	17,448
Depreciation	7,589	5,751
Amortization of intangibles	403	6,728
Deferred income taxes	(1,712)	(960)
Acquisition-related contingent consideration fair value adjustments	1,344	3,161
Other adjustments, net	5,098	(362)
Changes in assets and liabilities
Accounts receivable	(8,715)	(392)
Other assets	(8,751)	(1,874)
Accounts payable and accrued expenses and other current liabilities	40,081	23,700
Income taxes payable	1,584	1,740
Deferred revenue	10,489	18,899
Net cash provided by operating activities attributable to continuing operations	89,989	84,447
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	—	(456)
Capital expenditures	(5,745)	(5,650)
Proceeds from the sale of a business, net	96,354	—
Other, net	—	3,750
Net cash provided by (used in) investing activities attributable to continuing operations	90,609	(2,356)
Cash flows from financing activities attributable to continuing operations:
Issuance of common stock pursuant to stock-based awards, net of withholding taxes	5,030	(4,453)
Principal payment on Term Loan	—	(10,000)
Other, net	—	(12,180)
Net cash provided by (used in) financing activities attributable to continuing operations	5,030	(26,633)
Total cash provided by continuing operations	185,628	55,458
Net cash used in operating activities attributable to discontinued operations	(6,061)	(5,436)
Net cash used in investing activities attributable to discontinued operations	(471)	(2,113)
Total cash used in discontinued operations	(6,532)	(7,549)
Effect of exchange rate changes on cash and cash equivalents	3,440	(184)
Net increase in cash and cash equivalents	182,536	47,725
Cash and cash equivalents at beginning of period	253,651	88,173
Cash and cash equivalents at end of period	$436,187	$135,898

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
MATCH GROUP RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

	Three Months Ended March 31,
(In millions, rounding differences may occur)	2017	2016
Net cash provided by operating activities attributable to continuing operations	$90.0	$84.4
Capital expenditures	(5.7)	(5.7)
Free Cash Flow	$84.2	$78.8
MATCH GROUP RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

	Three Months Ended March 31,
(In thousands, except per share data)	2017	2016
Net earnings attributable to Match Group, Inc. shareholders	$20,053	$7,152
Stock-based compensation expense	18,024	17,448
Amortization of intangibles	403	6,728
Acquisition-related contingent consideration fair value adjustments	1,344	3,161
Discontinued operations, net of tax	4,491	3,389
Impact of income taxes and noncontrolling interests	(8,539)	(7,319)
Adjusted Net Income	$35,776	$30,559

GAAP Basic weighted average shares outstanding	256,044	248,444
Subsidiary denominated equity, stock options and RSUs, treasury method	35,858	19,655
GAAP Diluted weighted average shares outstanding	291,902	268,099
Impact of RSUs and other	960	656
Adjusted EPS weighted average shares outstanding	292,862	268,755

GAAP Diluted EPS	$0.07	$0.03
Adjusted EPS	$0.12	$0.11
For GAAP diluted EPS purposes, RSUs, as well as performance-based RSUs and market-based awards for which the applicable performance or market condition(s) have been met, are included on a treasury method basis. For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.

MATCH GROUP RECONCILIATION OF GAAP MEASURE TO NON-GAAP MEASURE

Three Months Ended March 31, 2017
Operating Income	Stock-based compensation	Depreciation	Amortization of Intangibles	Acquisition-related Contingent Consideration Fair Value Adjustment	Adjusted EBITDA
(In millions, rounding differences may occur)
$58.9	$18.0	$7.6	$0.4	$1.3	$86.2

Three Months Ended March 31, 2016
Operating Income	Stock-based compensation	Depreciation	Amortization of Intangibles	Acquisition-related Contingent Consideration Fair Value Adjustment	Adjusted EBITDA
(In millions, rounding differences may occur)
$34.2	$17.4	$5.8	$6.7	$3.2	$67.3
MATCH GROUP RECONCILIATION OF MARGINS

(Dollars in thousands)	Q1 2017	Q1 2016
Revenue	$298,764	$260,401

Operating income	$58,871	$34,186
Operating income margin	20%	13%

Adjusted EBITDA	$86,231	$67,274
Adjusted EBITDA Margin	29%	26%
See preceding tables for reconciliation of operating income to Adjusted EBITDA.

MATCH GROUP RECONCILATION OF GAAP REVENUE TO NON-GAAP REVENUE, EXCLUDING FOREIGN EXCHANGE EFFECTS

(Dollars in thousands, except ARPPU)	Three Months Ended March 31,
	2017	Change	% Change	2016
Revenue, as reported	$298,764	$38,363	15%	$260,401
Foreign exchange effects	3,476
Revenue, Excluding Foreign Exchange Effects	$302,240	$41,839	16%	$260,401

(Change calculated using non-rounded numbers)
International ARPPU, as reported	$0.49		(2)%	$0.49
Foreign exchange effects	0.01
International ARPPU, excluding foreign exchange effects	$0.50		1%	$0.49

MATCH GROUP’S PRINCIPLES OF FINANCIAL REPORTING
Match Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, Revenue, Excluding Foreign Exchange Effects, and Free Cash Flow, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe Adjusted EBITDA is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and this measure is one of the primary metrics by which our internal budgets are based and by which management is compensated. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced. Adjusted EBITDA has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole. Adjusted EBITDA margin corresponds more closely to the cash operating income margin generated from our business, from which capital investments are made and debt is serviced. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to Match Group, Inc. shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) stock-based compensation expense, (2) acquisition-related items consisting of (i) amortization of intangibles and impairments of goodwill and intangible assets and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, and (3) discontinued operations, net of tax. We believe Adjusted Net Income is useful to investors because it represents Match Group’s consolidated results taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses and discontinued operations.
Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes. We include dilution from options in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting. This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period), which increases shares outstanding for Adjusted EPS purposes. Market-based awards are included in both GAAP and Adjusted EPS only to the extent that the market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Match Group’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges, which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses, and is computed in a manner that is generally consistent with management’s view of dilution. Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.
Revenue, Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. Revenue, excluding foreign exchange growth (expressed as a percentage), is calculated by determining the increase in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. International revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of revenue excluding foreign exchange in addition to reported revenue helps improve the ability to understand Match Group's performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group's core operating results.
Free Cash Flow is defined as net cash provided by operating activities from continuing operations, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash and we think it is of utmost importance to maximize cash – but our primary valuation metrics are Adjusted EBITDA and Adjusted EPS.
Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of stock options, RSUs, performance-based RSUs and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). We view the true cost of stock options, RSUs, performance-based RSUs and market-based awards as the dilution to our share base, and such awards are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS. Upon the exercise of certain stock options and vesting of RSUs, performance-based RSUs and market-based awards, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, content, trade names, and technology, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

DEFINITION OF OPERATING METRIC TERMS USED
Direct Revenue - is revenue that is directly received from an end user of our products.
Indirect Revenue - is revenue that is not received directly from an end user of our products, substantially all of which is advertising revenue.
Average PMC - is calculated by summing the number of paid members, or paid member count ("PMC"), at the end of each day in the relevant measurement period and dividing it by the number of calendar days in that period. PMC as of any given time represents the number of users with a paid membership at that time. Users who only purchase à la carte features from us do not qualify as paid members for purposes of PMC by virtue of such purchase.
Average Revenue Per Paying User ("ARPPU") - is Direct Revenue from paid members in the relevant measurement period (whether in the form of subscription payments or à la carte payments) divided by the Average PMC in such period divided by the number of calendar days in such period.

OTHER INFORMATION
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on May 3, 2017, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: competition, our ability to maintain user rates on our higher monetizing dating products, our ability to attract users to our dating products through cost-effective marketing and related efforts, foreign currency exchange rate fluctuations, our ability to distribute our dating products through third parties and offset related fees, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, risks relating to certain of our international operations and acquisitions and certain risks relating to our relationship with IAC/InterActiveCorp, among other risks. Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
About Match Group
Match Group (NASDAQ: MTCH) is the world’s leading provider of dating products. We operate a portfolio of over 45 brands, including Match, Tinder, PlentyOfFish, Meetic, OkCupid, Pairs, Twoo, OurTime, BlackPeopleMeet and LoveScout24, each designed to increase our users’ likelihood of finding a romantic connection. Through our portfolio of trusted brands, we provide tailored products to meet the varying preferences of our users. We currently offer our dating products in 42 languages across more than 190 countries.
Contact Us
Lance Barton
Match Group Investor Relations
(212) 314-7400

Matt David
Match Group Corporate Communications
(202) 507-1758

Match Group
8750 North Central Expressway, Dallas, TX 75231, (214) 576-9352 http://mtch.com